Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of 1ST BANCORP on Form S-8 of our report dated July 22, 1996, appearing in the Annual Report of 1ST BANCORP on Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

KPMG PEAT MARWICK LLP


Indianapolis, Indiana
September 27, 1996